Exhibit 3.1

Amended and Restated Articles of Incorporation of ShiftPixy, Inc. a Wyoming Corporation ShiftPixy, Inc. a Wyoming corporation, hereby amends and restates its Articles of Incorporation as follows: Article I The name of the Corporation is ShiftPixy, Inc. Article II The name and address of the registered agent of the Corporation is CT Corporation System, 1908 Thomes Ave, Cheyenne, WY 82001. Article HI The principal place of the Corporation is located at: CT Corporation System, 1908 Thomes Ave, Cheyenne, WY 82001. Article IV The Corporation will have the authority to issue 750,000,000 Common Shares with $0.0001 Par Value. The Corporation will also have the authority to issue 50,000,000 shares of Preferred Stock, $0.0001 par value. The authorized but unissued Common and/or Preferred Stock of the Corporation may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in one or more resolutions any such Stock. Article V A. Neither the Board of Directors of the Corporation nor the Officers of the Corporation are liable under a judgment, decree or order of a court, or in any other manner, for a debt, obligation or liability of the Corporation. To the fullest extent permitted by the

 2 I P a g eWyoming Business Corporation Act or any other applicable law as now in effect or as it may hereafter be amended, no person who is or was a director of .the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for: a. the amount of financial benefit received by a director to which he or she is not entitled; b. an intentional infliction of harm on the Corporation or the Shareholders; c. a violation of Section 17-16-833 of the Wyoming Business Corporation Act; or d. an intentional violation of criminal law. B. If the Wyoming Business Corporation Act is amended after the effective date of this Amendment to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Wyoming Business Corporation Act, as so amended. C. The Corporation shall indemnify to the fullest extent permitted by the Wyoming Business Corporation Act, as the same may be amended and supplemented from time to time, any and all persons whom it shall have power to indemnify under the Wyoming Business Corporation Act. The indemnification provided for herein shall not be exclusive of any other rights to which those seeking indemnification may be entitled as a matter of law under any Bylaw, agreement, vote of stockholders or disinterested directors of the Corporation, or otherwise, both as to action in such indemnified person's official capacity and as to action in another capacity while serving as a director, officer, employee, or agent of the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee, or agent of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such person. D. Any repeal or modification of this Article V or amendment to the Wyoming Business Corporation Act shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director, officer, agent, or other person of the Corporation with respect to any acts or omissions of such director, officer, or agent occurring prior to, such repeal, modification, or amendment. E. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent to another Corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against liability under the provisions of this Article V.

Article VI The name and address of the incorporator of the Corporation is: WyoraingRegisteredAgent.com, Inc., 1621 Central Avenue, Cheyenne, WY 82001 Article VII Any action required or permitted by the Wyoming Business Corporation Act to be taken at a shareholders' meeting may be taken without a meeting, and without prior notice, if consents in writing setting forth the action so taken are signed by the holders of outstanding shares having not less than the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The vwitten consent shall bear the date of signature of the shareholder who signs the consent and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Article VIII Upon the effectiveness of this Amendment to the Articles of Incorporation of the Corporation, each 40 shares of Common Stock (Old Certificate) issued and outstanding at such time shall be combined into one (1) validly issued share of Common Stock (New Certificate) according to appropriate legal/regulatory processes (Reverse Stock Split). The Common Stock shall continue to have a par value of $0.0001 following the Reverse Stock Split. No fractional shares shall be issued, and the Corporation shall round any fractional stoe held up to a full share. New Certificates shall be issued computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. If a holder of Old Certificates has not tendered all their/its Old Certificates for exchange, the Corporation shall carry forward any fractional shares until all Old Certificates of that holder have been presented for exchange. [Amendment Effective December 5, 2019.] Article IX A. Stock Class: The Preferred Shares shall be designated as Preferred Class A Stock. B. No Dividends: Holders of Preferred Stock shall not be entitled to receive annual or other dividends. C. Liquidation Preference: In the event of any liquidation or winding up of the Corporation, the holders of the Preferred Stock are entitled to receive preference over the holders of Common Stock to an amount equal to their purchase price for such shares, subject to proportional adjustment for stock splits, stock dividends, recapitalizations, and the like on a pro rata basis with the Common Stock ("Liquidation Amount"). 3 I P a g e

D. Conversion: The holders of the Preferred Stock will have the right to convert their Preferred Stock at any time into shares of Common at the conversion ratio of one (1) share Preferred Class A Stock to one (1) Common Shares of Stock. E. Certain Antidilution Protection: There shall be antidilution protection afforded the Preferred Stock solely for proportional adjustment resulting from stock splits, stock dividends, recapitalizations and the like, but not for other matters such as additional stock issuances or price adjustments. F. Voting Rights: Consent of the holders of 75% of the Voting Rights of the outstanding Preferred Stock shall be required for any amendment or change of the rights, preferences, privileges, or powers of, or the restrictions provided for the benefit of, the Preferred Stock. Statement of Compliance with Wyoming Corporation Business Act: As of the date of these Amended and Restated Articles, shares of the Corporation were issued and the Board of Directors of the Corporation adopted these amendments with shareholder approval, in compliance with W.S. 17-16-1003. Date: March 20, 2020 Chairman of the Board Authorized Signatory Name: Scott Absher Chief Executive Officer, Authorized Signatory Name: Scott Absher 4 I P a g e

EXHIBIT TO AMENDED ARTICLES OF INCORPORATION CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE SERIES A PREFERRED STOCK OF SHIFTPIXY, INC. I, Scott Absher, hereby certify that I am the Chairman of the Board of Directors (the "Board") of ShiftPixy, Inc. (the 'Company"), a corporation organized and existing under the Wyoming Business Corporation Act, and further do hereby certify: That pursuant to the authority expressly conferred upon the Board by the Company's Articles of Incorporation, as amended (the "Articles of Incorporation"), the Board on September 28, 2016 and amended on March 20. 2020 adopted the following resolutions creating a series of 50,000,000 shares of Preferred Stock designated as Preferred Class A Stock, none of which shares have been issued: RESOLVED, that the Board designates the series Preferred Class A Stock and the number of shares constituting such series, and fixes the rights, powers, preferences, privileges and restrictions relating to such series in addition to any set forth in the Articles of Incorporation as follows: TERMS OF PREFERRED CLASS A STOCK 1. Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Company designated as "Preferred Class A Stock" (the "Preferred Shares"). The authorized number of Preferred Shares shall be 50,000,000 shares. Each Preferred Share shall have a par value of $0.0001. Capitalized terms not defined herein shall have the meaning as set forth in Section 12 below. 2. Ranking. Holders of Preferred Stock shall not be entitled to receive annual or other dividends. In the event of any liquidation or winding up of the Corporation, the holders of the Preferred Stock are entitled to receive preference over the holders of Common Stock to an amount equal to their purchase price under this Option, subject to proportional adjustment for stock splits, stock dividends, recapitalizations, and the like on a pro rata basis with the Common Stock ("Liquidation Amount"). 3. Conversion. The holders of the Preferred Shares will have the right to convert their Preferred Stock at any time into shares of Common Stock at the conversion ratio of one (1) share Preferred Class A Stock to one (1) Common Share of Stock (the "Conversion Rate") on the terms and conditions set forth in this Section 3. (a) Holder's Conversion Right. At any time or times, each holder of a Preferred Share (each, a "Holder" and collectively, the "Holders") shall be entitled to convert any whole number of Preferred Shares into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 3(c) at the Conversion Rate. 5 [ P a g e

(b) Conversion. Each Preferred Share may be converted to one (1) share of Common Stock. No fractional shares of Common Stock are to be issued upon the conversion of any Preferred Shares. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. (c) Mechanics of Conversion. The conversion of each Preferred Share shall be conducted in the following manner: (i) Holder's Conversion. To convert a Preferred Share into validly issued, fully paid and non-assessable shares of Common Stock on any date (a "Conversion Date"), a Holder shall deliver (whether via electronic mail, facsimile or otherwise), for receipt on or prior to 11:59 a.m.. Pacific time, on such date, a copy of an executed notice of conversion of the share(s) of Preferred Shares subject to such conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company. 00 Companv's Response. On or before the second (2"^ )Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by electronic mail or facsimile an acknowledgment of confirmation, in the form attached hereto as Exhibit II. of receipt of such Conversion Notice to such Holder along with an appropriate "Seller's Representation Letter, in the form attached hereto as Exhibit HI. On or before the fourth (4'^') trading day, the Company shall provide the Company's transfer agent (the "Transfer Agent"), Issuance Instructions along with a legal opinion that the Common Stock shares to be so issued are otherwise eligible for resale pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder's or its designee's balance account with DTC through its Deposit/Withdrawal at Custodian system. (iii) Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date. (iv) Pro Rata Conversion: Disputes. In the event the Company receives a Conversion Notice from more than one Holder for the same Conversion Date and the Company can convert some, but not all, of such Preferred Shares submitted for conversion, the Company shall convert from each Holder electing to have Preferred Shares converted on such date a pro rata amount of such Holder's Preferred Shares submitted for conversion on such date based on the number of Preferred Shares submitted for conversion on such date by such Holder relative to the aggregate number of Preferred Shares submitted for conversion on such date. (v) Book-Entry. Notwithstanding anything to the contrary set forth in this Section 3, upon conversion of any Preferred Shares in accordance with the terms hereof, no Holder thereof shall be required to physically surrender the certificate representing the Preferred Shares to the Company following conversion thereof unless (A) the full or remaining number of Preferred Shares represented by the 6 I P a g e certificate are being converted (in which event such certificate(s) shall be delivered to the Company as contemplated by this Section 3(c)(vi) or (B) such Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Preferred Shares upon physical surrender of any Preferred Shares. Each Holder and the Company shall maintain records showing the number of Preferred Shares so converted by such Holder and the dates of such conversions or shall use such other method, reasonably satisfactory to such Holder and the Company, so as not to require physical surrender of the certificate representing the Preferred Shares upon each such conversion. In the event of any dispute or discrepancy, such records of such Holder establishing the number of Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. A Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated on the face thereof. Each certificate for Preferred Shares shall bear the following legend: ANY TRANSFEREE OR ASSIGNEE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION'S CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES H-6 PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 3(c)(vi) THEREOF. THE NUMBER OF SHARES OF SERIES H-6 PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES H-6 PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(vi) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES H-6 PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE. 4. Adjustment of Conversion Price Subdivision or Combination of Common Stock. Without limiting any provision of Section 9, if the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Section 9, if the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 4 shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 4 occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event. 5. Authorized Shares. (a) Reservation. The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock equal to 100% of the Conversion Rate with respect to each Preferred Share as of the date hereof. So long as any of the Preferred Shares are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for 7 I P a g e the purpose of effecting the conversion of the Preferred Shares, as of any given date, 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Preferred Shares. (b) Insufficient Authorized Shares. If, notwithstanding Section 5(a) and not in limitation thereof, at any time while any of the Preferred Shares remain outstanding the Company does not have a sufficient number of authorized and unissued shares of Common Stock to satisfy its obligation to have available for issuance upon conversion of the Preferred Shares at least a number of shares of Common Stock equal to the Required Amount (an "Authorized Share Failure"), then the Company shall promptly take all reasonable action (within its control) to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve and have available the Required Amount for all of the Preferred Shares then outstanding. Liquidation. Dissolution. Winding-Up. In the event of any liquidation or winding up of the Corporation, the holders of the Preferred Stock are entitled to receive preference over the holders of Common Stock to an amount equal to their purchase price for such shares, subject to proportional adjustment for stock splits, stock dividends, recapitalizations, and the like on a pro rata basis with the Common Stock. 9. Participation. In addition to any adjustments pursuant to Section 4, the Holders shall, as holders of Preferred Shares, shall not be entitled to receive dividends paid and distributions made to the holders of shares of Common Stock. 10. Vote to Change the Terms of or Issue Preferred Shares. Consent of the holders of 75% of the Voting Rights of the outstanding Preferred Stock shall be required for any amendment or change of the rights, preferences, privileges, or powers of, or the restrictions provided for the benefit of, the Preferred Stock; 11. Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificates representing Preferred Shares (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of an indemnification undertaking by the applicable Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of the certificate(s), the Company shall execute and deliver new certificate(s) of like tenor and date. 12. Certain Defmed Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings: (a) "Common Stock" means (i) the Company's shares of common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock. 8 [ P a g e

(b) "Liquidation Event" means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries, taken as a whole. (c) "Person" means an individual, a limited liability company, a parmership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof. (d) "Principal Market" means the Nasdaq Capital Market. (e) "Securities" means, collectively, the Preferred Shares and the shares of Common Stock issuable upon conversion of the Preferred Shares. (f) "Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m.. New York time) unless such day is otherwise designated as a Trading Day in writing by the Required Holders. IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations of Preferred Stock of ShiftPixy, Inc. to be signed by its Chairman of the Board of Directors on this 20^ dav of March 2020. SHIFTPIXY, Iljfc. a By: Name: Scott W. Absher Title: Chairman of the Board 9 I P a 2 e

 EXfflBIT I SHIFTPIXY INC. CONVERSION NOTICE Reference is made to the Certificate of Designations, Preferences and Rights of the Preferred Stock of ShiftPixy, Inc. (the "Certificate of Designations"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Preferred Stock, $0.0001 par value per share (the "Preferred Shares"), of ShiftPixy, Inc., a Wyoming corporation (the "Company"), indicated below into shares of common stock, $0.0001 value per share (the "Common Stock"), of the Company, as of the date specified below. Date of Conversion: Number of Preferred Shares to be converted: Share certificate no(s). of Preferred Shares to be converted: Tax ID Number (If applicable): Conversion Price: Number of shares of Common Stock to be issued: Please issue the shares of Common Stock into which the Preferred Shares are being converted in the following name and to the following address: Issue to: Address: Telephone Number: E-mail Address: Facsimile Number: Holder: By: _ Title: _ 10 I P a g e

Dated: Account Number (if electronic book entry transfer): Transaction Code Number (if electronic book entry transfer): H 1P a g e

EXHIBIT II ACKNOWLEDGMENT The Company hereby acknowledges this Conversion Notice and hereby directs [ ] to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated , 20 from the Company and acknowledged and agreed to by [ ]. SHIFTPIXY, INC. Name: Title: Ck<eJ^</fr njPage